Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 8, 2008, relating to the consolidated financial statements of DOR BioPharma, Inc. (now known as Soligenix, Inc.) and to the reference to us under the caption “Experts” in this Registration Statement.

/s/ Sweeney, Matz & Co., LLC

Pompano Beach, FL
October 6, 2009